EXHIBIT 23.3

                                 ALEX. BROWN
                   AMERICA'S OLDEST INVESTMENT BANKING FIRM
                               ESTABLISHED 1800


                                                              January 21, 1997
Video Sentry Corporation
6365 Carlson Drive
Eden Prairie, Minnesota 55346


Dear Sirs:

         Alex. Brown hereby gives you approval to publish or refer to our fairness opinion concerning the KNOGO transaction in Video Sentry's proxy/prospectus. Alex. Brown will not be deemed an expert as defined by Section 7a of the Securities Act of 1933 with regard to this matter.


                                        Very truly yours,

                                        ALEX. BROWN & SONS INCORPORATED


                                        By: /s/ Paul D. Mellin
                                            ------------------------------------





                         ALEX. BROWN & SONS INCORPORATED
                  ONE SOUTH STREET o BALTIMORE, MARYLAND 21202
                   o TELEPHONE: (410) 727-1700 o TELEX: 198186